Exhibit 99.1

AspenTech Expands Software Portfolio to Include End-to-End Mining Software Suite with Agreement to Acquire Micromine

•AspenTech to acquire Micromine, a global leader in design and operational solutions for the mining industry
•Gains a comprehensive suite of applications for exploration, modeling, design, scheduling and operations of mines
•Micromine’s solutions are critical for the mining industry’s drive to meet the Dual Challenge of increasing the supply of metals required for the energy transition while contributing to the industry’s sustainability ambitions
•AU$900 million purchase price (approximately $623 million USD)

BEDFORD, Mass. – July 27, 2022 Aspen Technology, Inc. (NASDAQ:AZPN) (“AspenTech” or “the Company”), a global leader in industrial software, today announced that it has entered into a definitive agreement to acquire Micromine - a global leader in design and operational management solutions for the mining industry, from private equity firm Potentia Capital and other sellers for AU$900 million in cash (approximately $623 million USD).

The transaction complements AspenTech’s existing asset optimization solutions and positions the company in a leadership role to deliver the “Digital Mine of the Future,” in support of excellence in operations with a focus on safety, sustainability, reliability, and efficiency. In addition, AspenTech is now uniquely positioned to help mining customers address the dual challenge of meeting the demands of a growing population with an increasing standard of living, while reaching sustainability goals. AspenTech’s innovation and unique expertise in digitally transforming the chemicals and oil and gas industries will be critical to the mining industry as it embarks on rapid digitalization.

Micromine participates in the Smart Mining Market, a global market which in 2022 is approximately US$11.5bn1. Based on Micromine’s technology, their relevant global segments of the total Smart Mining Market are US$5.3bn and cover Data Management and Analytics, Smart Asset Management and other solutions. With a 35-year track record of success and 280 employees across 22 global offices, Micromine provides mission critical solutions for over 800 blue-chip customers across all mining operations and commodities with a focus on various metals essential for the energy transition such as lithium, cobalt and nickel, base metals such as copper and iron ore, and precious metals such as gold.

“Digitalization is critical for the metals and mining industry to become sustainably sound and operationally excellent for generations to come. Micromine’s comprehensive solutions span the breadth of the mining cycle from geological exploration and data management to resource estimation, mine design, planning, scheduling and production control,” said Antonio Pietri, President and CEO, AspenTech. “As we indicated when we announced the transaction with Emerson, AspenTech has gained additional flexibility to strategically deploy capital for growth. Combining AspenTech’s product portfolio and worldwide reach with Micromine’s mission-critical technology and leadership in the mining industry will equip customers with a comprehensive offering and the end-to-end ability to drive efficiencies across the entire mining value chain, while helping them meet the dual challenge.”

“The majority of organizations in the mining industry are in a nascent stage of digitalization. Accelerating their digital initiatives through a comprehensive suite of software applications and the expertise from AspenTech is a unique opportunity for our customers. Our vision has always been to create an ecosystem that connects experts across the exploration and mining value chain, using both new and existing technologies to deliver better outcomes for our customers,” said Andrew Birch, CEO, Micromine. “Micromine solutions complement AspenTech solutions perfectly with resultant capabilities of the whole combined company that are greater than the sum of the parts. Joining forces with AspenTech further reinforces this vision and will be the key to delivering the next generation of efficiencies in the mining sector.”

Micromine is expected to be accretive to AspenTech on a free cash flow basis within the first 12 months of the transaction closing.

1.Mordor Intelligence, Smart Mining Market Size, Share, Trends (2022-27) | Industry Report

Transactions Terms and Financing

AspenTech currently intends to finance the transaction through a combination of cash on hand and additional indebtedness and has entered into a commitment letter with JP Morgan Chase Bank, N.A. (“JPM”) pursuant to which JPM has committed to provide an unsecured bridge term loan in the amount of US$475 million, subject to customary limited conditions.

The acquisition is expected to close in the fiscal second quarter of 2023, subject to receipt of regulatory approvals.

Goldman Sachs & Co. LLC and Atrico Pty Ltd are serving as financial advisors and DLA Piper is acting as legal counsel to AspenTech. JP Morgan is serving as financial advisor and Johnson Winter & Slattery is acting as legal counsel to Micromine, Potentia Capital and the other sellers.

AspenTech Fourth Quarter 2022 Preliminary Guidance

AspenTech expects to report annual spend for the heritage AspenTech business (excluding the OSI and SSE businesses acquired from Emerson Electric Co, (“Emerson”) on May 16, 2022) above the high end of the guidance range the company issued in its fiscal third quarter 2022 earnings press release on April 27th, 2022.

AspenTech is also progressing well on the execution of its integration and synergy plans for the OSI and SSE businesses.

AspenTech will report full financial results for the fourth quarter and fiscal year 2022 on August 8th, 2022, after the close of market.

About Annual Spend
Annual spend is an estimate of the annualized value of our portfolio of term license agreements, as of a specific date. Annual spend is calculated by summing the most recent annual invoice value of each of our active term license agreements. Annual spend also includes the annualized value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business.

About AspenTech

Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in capital-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.

About Micromine
Micromine is a pioneer in Australia's software industry and a leading provider of advanced technology for the exploration and mining sector. The company celebrated its 35th anniversary in 2021. Micromine's products are used at more than 2,000 sites in over 90 countries. The suite includes world leading products Micromine Origin, Micromine Beyond, Micromine Geobank, Micromine Pitram, Micromine Spry, Micromine Alastri, and now Micromine Nexus. Together, they cover the entire mining lifecycle, from geological exploration and data management to resource estimation, 3D mine design, planning, scheduling and production control. Micromine is a global leader in its segment with a presence in all major mining hubs.

###

© 2022 Aspen Technology, Inc. AspenTech and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.

Forward-Looking Statements

Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and AspenTech undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impacts of the COVID-19 pandemic and the Russia-Ukraine conflict, as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, as set forth from time to time in the reports AspenTech files with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. These risks, as well as other risks associated with the transaction with Emerson, have been more fully discussed in the Definitive Proxy Statement on Schedule 14A filed with the SEC by AspenTech on April 18, 2022.